REPUBLIC OF THE MARSHALL ISLANDS
OFFICE OF THE REGISTRAR OF CORPORATIONS

CERTIFICATE OF INCORPORATION

I HEREBY CERTIFY that

AQUASITION CORP.

is duly incorporated and has filed articles of incorporation under the provisions of the Marshall Islands Business Corporations Act on

January 26, 2012

WITNESS my hand and the official seal of the Registry on January 26, 2012.

Deputy Registrar

Reg. No. 52900 True Copy from Original Piraeus, Greece 21 Feb 2012 The certifying lawyer V.P. ALEXANDROPOULOU

Republic of the Marshall Islands

Office of the Registrar of Corporations

Endorsement Certificate

IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5 OF THE

BUSINESS CORPORATIONS ACT OF THE REPUBLIC OF THE MARSHALL ISLANDS 1990

I CERTIFY that I have endorsed “FILED” upon the Original Articles of Incorporation of aquasition corp.

as of

January 26, 2012

being the date upon which existence of said corporation commenced.

I FURTHER CERTIFY that a Duplicate of said Articles of Incorporation has been filed with this office.

Given under my hand and seal on this 26th day of January 2012.

Deputy Registrar of Corporations

Reg. No. 52900

True Copy from Original Piraeus 21 Feb 2012 The certifying lawyer V.P. ALEXANDROPOULOU articles of incorporation of aquasition corp. incorporated in THE REPUBLIC OF MARSHALL ISLANDS pursuant

to

the business corporations act

duplicate copy

The original of this document was filed in
accordance with section 5 of the
Business Corporations Act on

NON RESIDENT

January 26, 2012

Deputy Registrar

ARTICLES OF INCORPORATION

OF

AQUASITION CORP.

PURSUANT TO THE MARSHALL ISLANDS BUSINESS CORPORATIONS ACT

The undersigned, for the purpose of forming a corporation pursuant to the provisions of the Marshall Islands Business Corporations Act, does hereby make, subscribe, acknowledge and file with the Registrar of Corporations this instrument for that purpose, as follows:

A.	The name of the Corporation shall be:

AQUASITION CORP.

B.	The purpose of the Corporation is to engage in any-lawful act or activity for which corporations may now or hereafter be organized under the Marshall Islands Business Corporations Act.

C.	The registered address of the Corporation in the Marshall Islands is Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Marshall Islands MH96960. The name of the Corporation's registered agent at such address is The Trust Company of the Marshall Islands, Inc.

D.	The aggregate number of shares of stock that the Corporation is authorized to issue is Five Hundred (500) registered shares without par value.

E.	The Corporation shall have every power which a corporation now or hereafter organized under the Marshall Islands Business Corporations Act may have.

F.	The name and address of the incorporator is:

Name	Post Office Address

Majuro Nominees Ltd.	P.O. Box 1405
Majuro
Marshall Islands

G.	The Board of Directors as well as the shareholders of the Corporation shall have the authority to adopt, amend or repeal the bylaws of the Corporation.

H.	Corporate existence shall begin upon filing these Articles of Incorporation with the Registrar of Corporations as of the filing date stated on these Articles.

IN WITNESS WHEREOF, I have executed this instrument on January 26, 2012.

Majuro Nominees Ltd.
Incorporator

by:

On January 26, 2012, James Myazoe, known to me to be the individual described in and who executed the foregoing instrument, duly acknowledged that the execution thereof was his act and deed.

True Copy from Original Piraeus, Greece 21 Feb 2012 The certifying lawyer V.P. ALEXANDROPOULOU